Exhibit 99.1

eGain Reports 40% Growth Year over Year in SaaS Revenue (46% growth under ASC 605)

Sunnyvale, CA (November 8, 2018) – eGain (NASDAQ: EGAN), a leading provider of cloud customer engagement solutions, today announced financial results for its fiscal 2019 first quarter ended September 30, 2018.

Ashu Roy, eGain CEO, commented, “Our SaaS and subscription revenue grew nicely in the first quarter. We also generated $3.3 million in operating cash, helping us achieve GAAP profitability for the quarter.  Our pipeline is strengthening around our exciting virtual assistant offering. We look forward to hosting customers, partners and thought leaders at eGain DX18 in Chicago next week.”

Adoption of the New Revenue Recognition Standard - ASC 606

eGain adopted the new revenue recognition accounting standard Accounting Standards Codification (“ASC”) 606 effective July 1, 2018 on a modified retrospective basis. Financial results for reporting periods during fiscal 2019 are presented in compliance with the new revenue recognition standard. Historical financial results for reporting periods prior to fiscal 2019 are presented in conformity with amounts previously disclosed under the prior revenue recognition standard ASC 605. This press release includes additional information to reconcile the impacts of the adoption of the new revenue recognition standard on the Company’s financial results for the quarter ended September 30, 2018, which includes the presentation of financial results during fiscal 2019 under ASC 605 for comparison to the prior year.

Fiscal 2019 First Quarter Financial Highlights – ASC 606 (standard adopted effective July 1, 2018):

•	SaaS revenue was $9.7 million, up 40% year over year from Q1 2018 (up 46% year over year under ASC 605).
•	Total revenue was $15.7 million, up 8% year over year from Q1 2018 (up 9% year over year under ASC 605).
•	Subscription revenue, which includes SaaS and legacy support revenue, was $13.7 million, up 16% year over year and 87% of total revenue (up 19% year over year and 89% of total revenue under ASC 605).
•	Subscription revenue gross margin was 75%, up from 74% in Q1 2018.
•	GAAP operating income was $753,000, compared to a GAAP operating loss of $254,000 in Q1 2018.
•	Non-GAAP operating income was $1.4 million, compared to non-GAAP operating income of $569,000 in Q1 2018.
•	GAAP net income was $604,000, or $0.02 per share on a basic and diluted basis, compared to a GAAP net loss of $568,000, or $(0.02) per share on a basic and diluted basis, for Q1 2018.
•	Non-GAAP net income was $1.2 million, or $0.04 per share on a basic and diluted basis, compared to non-GAAP net income of $255,000, or $0.01 per share on a basic and diluted basis, for Q1 2018.
•	Cash provided by operations in the first quarter was $3.3 million, compared to cash provided by operations of $5.9 million in Q1 2018.
•	Total cash and cash equivalents as of September 30, 2018 was $11.5 million, compared to $11.5 million as of June 30, 2018.
•	GAAP deferred revenue increased 37% year over year to $36.9. million as of September 30, 2018.
•	Total deferred revenue, which includes Non-GAAP unbilled deferred revenue, increased 15% year over year to $71.4 million as of September 30, 2018.

Non-GAAP Financial Measures

This press release includes non-GAAP operating income/(loss) and non-GAAP net income/(loss) as supplemental information relating to our operating results. Non-GAAP operating income/(loss) is defined as operating income/(loss) adjusted for stock-based compensation expense and amortization of acquired intangible assets. Non-GAAP net income/(loss) is defined as net income/(loss) adjusted for stock-based compensation expense and amortization of acquired intangible assets. Total deferred revenue includes both GAAP deferred revenue and non-GAAP unbilled deferred revenue that remains off balance sheet, collectively representing contractual commitments that have not been recognized as revenue. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the Company’s business.

Adjusted Presentation of Condensed Consolidated Statement of Operations

Through June 30, 2018, eGain’s revenue was classified as recurring, legacy license and professional services revenue. In connection to eGain’s adoption of accounting standard ASC 606 as of July 1, 2018, the Company now classifies its revenue as subscription and professional services revenue. eGain’s legacy license revenue, which has been declining related to the Company’s focus on cloud offerings, is included with subscription revenue. Subscription revenue is made up of SaaS revenue and legacy support revenue. SaaS revenue includes revenue from cloud delivery arrangements, term licenses and embedded OEM royalties and associated support contracts. Legacy support is revenue associated with perpetual license arrangements the Company is no longer selling.

Quarterly Conference Call

eGain will discuss its quarterly results today via teleconference at 2:00 p.m. Pacific Daylight Time. To access the live call, please dial (877) 260-1479 (U.S. toll free) or (334) 323-0522 (international), and give the participant pass code 8529536. A live webcast of the call and slide presentation can be accessed from the investors section at www.egain.com. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call and remain in effect for one week. To access the replay dial-in information, please click here. An archive of the webcast will also be available on the investors section at www.egain.com.

About eGain

eGain customer engagement solutions power digital transformation for leading brands. Our top-rated cloud applications for social, mobile, web, and contact centers help clients deliver connected customer journeys in an omnichannel world. To learn more about eGain, visit www.egain.com.

Cautionary Note Regarding Forward-Looking Statements. This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include our beliefs regarding demand for our products, including our belief that our pipeline and demand for our virtual assistant offering is strong, that we will continue to see benefits to the Company from our transition to a SaaS based business, including growth in our SaaS and recurring revenue, improvements in our recurring revenue gross margin, increased operating income and net income, and increased cash from operations, among other matters.  The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: risks associated with new product releases; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments; risks that our SaaS based revenue model and lengthy sales cycles may negatively affect our operating results; currency risks; our ability to capitalize on customer engagement; the success of organization changes; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks related to our international operations; our ability to invest resources to improve our products and continue to innovate; and other risks detailed from time to time in eGain’s public filings, including eGain’s annual report on Form 10-K filed on September 13, 2018 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corp. in the United States and/or other countries. All other Company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

MKR Group Investor Relations

Todd Kehrli or Jim Byers

Phone: 323-468-2300

Email: egain@mkr-group.com

eGain Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2018 (*)	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$11,542	$11,498
Restricted cash	6	6
Accounts receivable, net	16,872	7,389
Costs capitalized to obtain revenue contracts, net	623	986
Prepaid expenses	1,925	2,374
Other current assets	334	285
Total current assets	31,302	22,538
Property and equipment, net	507	559
Costs capitalized to obtain revenue contracts, net of current portion	1,819	891
Intangible assets, net	496	733
Goodwill	13,186	13,186
Other assets	2,112	1,715
Total assets	$49,422	$39,622

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,426	$3,905
Accrued compensation	4,719	5,706
Accrued liabilities	2,141	2,285
Deferred revenue	28,972	18,364
Capital lease obligations	21	42
Bank borrowings, net of deferred financing costs	325	259
Total current liabilities	38,604	30,561
Deferred revenue, net of current portion	7,917	7,833
Bank borrowings, net of current portion and deferred financing costs	5,744	8,941
Other long-term liabilities	918	1,000
Total liabilities	53,183	48,335
Commitments and contingencies
Stockholders' deficit:
Common stock	28	28
Additional paid-in capital	346,801	346,222
Notes receivable from stockholders	(86)	(85)
Accumulated other comprehensive loss	(1,664)	(1,618)
Accumulated deficit	(348,840)	(353,260)
Total stockholders' deficit	(3,761)	(8,713)
Total liabilities and stockholders' deficit	$49,422	$39,622
(*) Includes the impact from the adoption of ASU 2014-09 (Topic 606)

eGain Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2018	2017
Revenue:
Subscription	$13,727	$11,830
Professional services	1,974	2,745
Total revenue	15,701	14,575
Cost of revenue:
Cost of subscription	3,395	3,038
Cost of professional services	1,840	2,388
Total cost of revenue	5,235	5,426
Gross profit	10,466	9,149
Operating expenses:
Research and development	3,559	3,431
Sales and marketing	3,994	4,166
General and administrative	2,160	1,806
Total operating expenses	9,713	9,403
Income (loss) from operations	753	(254)
Interest expense, net	(190)	(344)
Other income (expense), net	17	(131)
Income (loss) before income tax benefit	580	(729)
Income tax benefit	24	161
Net income (loss)	$604	$(568)
Per share information:
Earnings (loss) per share:
Basic	$0.02	$(0.02)
Diluted	$0.02	$(0.02)
Weighted-average shares used in computation:
Basic	27,687	27,185
Diluted	29,954	27,185

Stock-based compensation included in above costs and expenses:
Cost of revenue	$74	$63
Research and development	116	110
Sales and marketing	45	63
General and administrative	126	83
	$361	$319

Amortization of intangible assets included in above costs and expenses:
Cost of revenue	$67	$67
Research and development	170	437
	$237	$504

eGain Corporation

GAAP to Non-GAAP Reconciliation Table

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2018	2017
	Reported under Topic 606	Reported under Topic 605
Income (loss) from operations	$753	$(254)
Add:
Stock-based compensation	361	319
Amortization of acquired intangibles	237	504
Non-GAAP income from operations	$1,351	$569

Net income (loss)	$604	$(568)
Add:
Stock-based compensation	361	319
Amortization of acquired intangibles	237	504
Non-GAAP net income	$1,202	$255
Per share information:
Non-GAAP earnings (loss) per share:
Basic	$0.04	$0.01
Diluted	$0.04	$0.01
Weighted-average shares used in computation:
Basic	27,687	27,185
Diluted	29,954	27,514

eGain Corporation

Other GAAP to Non-GAAP Supplemental Financial Information

(in thousands)

(unaudited)

	Three Months Ended September 30,				Growth Rates
	2018			2017
	Reported under Topic 606	Topic 606 Impact	Excluding Topic 606 Impact	Reported under Topic 605	Reported under Topic 606	Excluding Topic 606 Impact
Total deferred revenue:
GAAP deferred revenue	$36,889			$26,959
Unbilled and uncollected contractual commitments (off-balance sheet)	34,529			35,229
Total deferred revenue:	$71,418			$62,188	15%

Revenue:
SaaS	$9,724	$420	$10,144	$6,944	40%	46%
Legacy support	4,003	(27)	3,976	4,886	(18%)	(19%)
GAAP subscription	13,727	393	14,120	11,830	16%	19%
GAAP professional services	1,974	(203)	1,771	2,745	(28%)	(35%)
Total non-GAAP revenue	$15,701	$190	$15,891	$14,575	8%	9%

Cost of Revenue:
GAAP subscription	$3,395			$3,038
Add back:
Amortization of intangible assets	(67)			(67)
Non-GAAP subscription	$3,328			$2,971

GAAP professional services	$1,840			$2,388
Add back:
Stock-based compensation	(74)			(63)
Non-GAAP professional services	$1,766			$2,325

GAAP total cost of revenue	$5,235			$5,426
Add back:
Amortization of intangible assets	(67)			(67)
Stock-based compensation	(74)			(63)
Non-GAAP total cost of revenue	$5,094			$5,296	(4%)

Gross Profit:
Non-GAAP subscription	$10,399			$8,859
Non-GAAP professional services	208			420
Non-GAAP gross profit	$10,607			$9,279	14%

Operating expenses:
GAAP research and development	$3,559			$3,431
Add back:
Stock-based compensation expense	(116)			(110)
Amortization of acquired intangible assets	(170)			(437)
Non-GAAP research and development	$3,273			$2,884	13%

GAAP sales and marketing	$3,994			$4,166
Add back:
Stock-based compensation expense	(45)			(63)
Amortization of acquired intangible assets	—			-
Non-GAAP sales and marketing	$3,949			$4,103	(4%)

GAAP general and administrative	$2,160			$1,806
Add back:
Stock-based compensation expense	(126)			(83)
Amortization of acquired intangible assets	—			—
Non-GAAP general and administrative	$2,034			$1,723	18%

GAAP operating expenses	$9,713			$9,403
Add back:
Stock-based compensation expense	(287)			(256)
Amortization of acquired intangible assets	(170)			(437)
Non-GAAP operating expenses	$9,256			$8,710	6%